IMAX CORPORATION
Exhibit 32.1
CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Bradley J. Wechsler, Co-Chief Executive Officer of IMAX Corporation, a Canadian corporation (the “Company”), hereby certify, to my knowledge, that:
     The Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007 (the “Form 10-Q/A”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2007	“Bradley J. Wechsler”
Bradley J. Wechsler
Co-Chief Executive Officer